Exhibit 10. (a).2  Corporate Disclosure Policy

FIRST EMPIRE CORPORATION INC.
CORPORATE DISCLOSURE POLICY

Statement of policy

First Empire Corporation Inc.("the company" or "First Empire") is committed to a policy of full, true and plain public disclosure of all material information in a timely manner, in order to keep security holders and the investing public informed about the company's operations.

This policy extends to the conduct of directors, officers, spokespersons and other employees of First Empire, and all methods that the company uses to communicate to the public, such as written statements made in the company's annual and quarterly reports, news and earnings releases, letters to shareholders, speeches by senior management and information contained in the company's Internet web site. It also covers oral statements made in group and individual meetings with financial analysts and investors, telephone calls with financial analysts and investors, interviews with the media and press conferences.

This policy statement outlines First Empire's approach toward the determination and dissemination of material information, the circumstances under which the confidentiality of information will be maintained, and restrictions on employee trading. It also provides guidelines in order to achieve consistent disclosure practices across the company.

Disclosure policy committee

Currently, the company's operations do not warrant setting up of a formal disclosure policy committee. The directors collectively review adherence to the policies on a periodic basis.

Spokespersons

The primary spokespersons for the company are the Chief Executive Officer and Chief Financial Officer. These spokespersons may, from time to time, designate others to speak on behalf of the company or to respond to specific inquiries from the investment community or the media.

Employees other than the authorized spokespersons are not to respond to inquiries from the investment community or the media unless specifically asked to do so by an authorized spokesperson. All such queries should be referred to an authorized spokesperson.

The authorized spokespersons will be involved in scheduling and developing communications and presentations for all meetings with the investment community and the media.

If there is any doubt about the appropriateness of supplying information to an outside party, an employee should contact authorized spokespersons for advice.

Material information

In securities law, the term "material information" means any information relating to the business and affairs of a company that results in or would reasonably be expected to result in a significant change in the market price or value of any of the company's securities.

In certain circumstances, company officials may withhold information from public disclosure for legitimate business purposes. The information, if it constitutes material information, must still be filed with Canadian securities regulators on a confidential basis and is reviewed by the company every 10 days. First Empire will only withhold information consistent with the circumstances outlined in Canadian securities laws and in such cases will take appropriate precautions to keep the information confidential.

Timing of and procedure for disclosure

All First Empire news releases, including releases of material information, will be managed by the authorized spokespersons and by no one else.

The authorized spokespersons will ensure that the company's securities counsel first reviews all news releases where the subject matter has been determined by them to be material, in order to ensure that the company's disclosure is in compliance with applicable securities laws and stock exchange requirements.

Once a decision is made that information is material and will not be the subject of a confidential filing, it must be disclosed immediately and as broadly disseminated to the public as possible keeping in mind the costs and related benefits. First Empire uses a wire service (currently Infolink Technologies Ltd.) to disseminate news releases. In addition, news releases will be faxed or e-mailed to parties who have expressed a desire to receive such releases directly.

After public dissemination, all of the company's disclosures will be monitored to ensure accurate media reporting and take corrective measures, if necessary.

When necessary, First Empire will file a material change report with securities regulators.

Responding to market rumours

It is the company's practice not to comment on market rumours or speculation, particularly where it is clear that the company is not the source of the market rumour. If a stock exchange or a securities regulator requests the company to make a statement in response to a market rumour, the authorized spokespersons will consider the matter and make a recommendation to the Chief Executive Officer as to the nature and content of any company response.

The authorized spokespersons will also recommend an appropriate course of action where the company or an employee of the company is the apparent source of the rumour.

Authorized spokespersons monitors chat rooms and newsgroups on the Internet in order to identify discussions about First Empire, with a view to being able to anticipate the need to respond to a market rumour.

Communications with financial analysts and investors

One of the most important functions of First Empire's authorized spokespersons is to provide financial analysts and investors with information about the company.

Authorized spokespersons will also be responsible for meetings with financial analysts and investors. If material non-public information is inadvertently disclosed at such a meeting, First Empire will take immediate action to achieve broad public dissemination of the information.

If a company's employee other than the authorized spokespersons holds a one-on-one meeting with an outside party such as a financial analyst or investor, authorized spokespersons will ascertain whether any new material information was disclosed during the discussion. If so, that information will be publicly disclosed immediately.

First empire will not provide confidential, proprietary or material non-public information in communications with financial analysts or investors. The company will only disclose information that does not impair its own effectiveness. Any information disclosed will be factual and not speculative.

First Empire will not discriminate among recipients of information. Under no circumstances will it bar a financial analyst from access to information, nor will the company confirm or attempt to influence a financial analyst's opinions or conclusions. First Empire will provide the same information that has been provided to financial analysts to individual investors when requested.

The company will not discuss near-term operational results or future earnings nor will it comment on earnings estimates of analysts or investors, except as required by law. Similarly, it will not review financial analysts' reports or models but it may confirm or correct publicly released historical information contained in analysts' reports.

The company may provide selective, forward-looking information to enable the investment community to evaluate the company and its prospects for performance, such as new projects, expected volume growth or decline, capital spending, operating expense targets, and projected demand or market potential for its production and products, provided that it is not undisclosed material information, it does not deal with near-term operational results or future earnings, and it has been prepared or reviewed by authorized spokespersons.

Forward-looking information

A forward-looking statement made in the company's written documents will be identified as such and accompanied with meaningful cautionary language that warns investors that there is a risk that the statement could change materially. In the case of oral forward-looking statements, the statement will be identified as such and, if the cautionary language is not included in a previously released, readily available written document, it will immediately accompany the statement.

Restrictions on employee trading

The company's securities are currently not listed and /or traded on any stock exchanges.

However, a formal policy regarding employee trading in the company's securities will be introduced immediately upon the company applying for a trading symbol and commencing trading in its securities on any stock exchange.